Exhibit 99.1

Purebase announces new Chief Financial Officer

IONE, CA, DECEMBER 14, 2023 (GLOBE NEWSWIRE) — Purebase Corporation (OTCQB: PUBC), a diversified resource company, headquartered in Ione, California, announces the appointment of Stephen Gillings, MBA as Chief Financial Officer, effective December 13, 2023.

Mr. Gillings holds extensive experience in business and finance, having received a Bachelor of Science in Accounting from the University of California, Berkeley, as well as a Master of Business Administration with a Finance Concentration from California State University, Fullerton.

Gillings has more than twenty years of experience of being a CFO in the public market. His extensive financial background focuses on retail, distribution and manufacturing companies.

“I believe that Purebase has a great future,” Gillings stated. “I am looking forward to being a part of a talented team of individuals who will take the company to their next level of innovation.”

Purebase CEO, Scott Dockter added, “This next step of adding Gillings and his financial knowledge and experience to our team brings Purebase closer to its continual success of providing solutions towards a greener and more sustainable future.”

About Purebase Corporation

Purebase Corporation (OTCPK: PUBC) is a diversified resource company that acquires, develops, and markets minerals for use in agriculture, construction, and other specialty industries.

Safe Harbor

This press release contains statements, which may constitute “forward-looking statements”. Those statements include statements regarding the intent, belief, or current plans or expectations of Purebase Corporation and members of its management team as well as the assumptions on which such statements are based. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those contemplated by such forward-looking statements. Risks and other important factors concerning Purebase’s business are described in the Company’s Annual Report on Form 10-K for the year ended November 30, 2022, and other periodic and current reports filed with the Securities and Exchange Commission. The Company is under no obligation to, and expressly disclaims any such obligation to update its forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contacts

Rachel Norris - Purebase Corporation | rachel.norris@purebase.com